NOTICE OF GUARANTEED DELIVERY
FOR
DOBSON CELLULAR SYSTEMS, INC.
Unregistered $250,000,000 8 3/8% Series B First Priority Senior Secured Notes due 2011
Issued May 23, 2006

      The Original Notes and New Notes will be guaranteed on a senior basis by Dobson Cellular’s direct and indirect parent companies, Dobson Operating Co., LLC and Dobson Communications Corporation, and on a senior secured basis by Dobson Cellular’s current wholly owned subsidiaries and future domestic restricted subsidiaries. The 2011 Notes will be secured by a first priority lien on Dobson Cellular’s assets that secure its senior secured credit facility, other than certain collateral on which the 2011 Notes will have a second priority lien.

      Dobson Cellular Systems, Inc. (the “Company”) is offering to exchange an aggregate principal amount of up to $250,000,000 of the Company’s 8 3/8% Series B First Priority Senior Secured Notes due 2011 (the “New Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount of the Company’s unregistered, issued and outstanding 8 3/8% Series B First Priority Senior Secured Notes due 2011 (the “Original Notes,” and the Original Notes collectively with the New Notes, the “Notes”) from the registered holders thereof.
Delivery To: Bank of Oklahoma, National Association, Exchange Agent

By Mail:	By Hand or Overnight Courier:
Bank of Oklahoma, National Association 9520 North May Avenue, 2nd Floor Oklahoma City, OK 73120 Attn: Rachel Redd-Singleton, Corporate Trust	Bank of Oklahoma, National Association 9520 North May Avenue, 2nd Floor Oklahoma City, OK 73120 Attn: Rachel Redd-Singleton, Corporate Trust
By Facsimile Transmission
(for Eligible Institutions only):
(405) 936-3964

Confirm by Telephone:
(405) 936-3972

      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:
      Upon the terms and conditions set forth in the Prospectus and the accompanying Letter of Transmittal, the undersigned hereby tenders to the Company the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedure described in “Description of the Exchange Offer — Guaranteed Delivery Procedures” section of this Prospectus.
      Must be signed by the holder(s) of Original Notes as their name(s) appear(s) on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery.
PLEASE SIGN AND COMPLETE
Name(s) of Registered Holder(s):

(Please Print or Type)

Principal Amount of Original Notes Tendered:*	Certificate No(s). (if available):

$

$

* Must be in denominations of principal amount of $1,000 and any integral multiple thereof

If Original Notes will be delivered by book-entry transfer at The Depository Trust Company, insert Account No.:

Area Code and Telephone No.:

Signature(s) of Registered Owner(s) or Authorized Signatory:	Date:

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          If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es):

Name(s):

Title/ Capacity:

Address(es):

          Do not send Original Notes with this form. Original Notes should be sent to the Exchange Agent, together with a properly completed and duly executed Letter of Transmittal.

GUARANTEE
(Not to be Used for Signature Guarantees)
      The undersigned, a financial institution that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees that the certificates representing the principal amount of Original Notes tendered hereby in proper form for transfer, or timely confirmation of the book-entry transfer of such Original Notes into the Exchange Agent’s account at The Depository Trust Company pursuant to the procedures set forth in “Description of the Exchange Offer — Guaranteed Delivery Procedures” section of the Prospectus, together with one or more properly and duly executed Letters of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof) and any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three Nasdaq Stock Market trading days after the Expiration Date.
Name of Firm

Authorized Signature

Address

Zip Code

Title

Name:

(Please Type or Print)
Area Code and Tel. No.

Dated

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